SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

NOBILITY HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-06506	59-1166102
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3741 S W 7th Street Ocala, Florida		34474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (352) 732-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Nobility, Inc. (the “Company”) has completed its review of its accounting treatment regarding valuation of its inventory of pre-owned manufactured homes for prior reporting periods with the staff of the Securities and Exchange Commission (“SEC”) which it previously disclosed in March 2012.

Based upon guidance from the staff of the SEC, the Company is continuing discussions with Crowe Horwath, the Company’s current independent registered accounting firm (“Crowe”), and McGladrey, the Company’s prior independent registered accounting firm (“McGladrey”) regarding the accounting for various components of the Company’s Finance Revenue Sharing Agreement with 21st Mortgage Corporation and the related repurchased homes.

As previously disclosed, the Company expects a net income statement charge of approximately $3.5 million. The Company is attempting to determine the appropriate periods to recognize all or portions of such a charge. The Company anticipates that previously issued financial statements may be restated but at this point is unable to determine which financial statements should no longer be relied on.

The Company anticipates that it will be unable to timely file its Form 10-Q for the quarter ended May 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILITY HOMES, INC.

May 25, 2012	By:	/s/ Lynn J. Cramer
Lynn J. Cramer, Jr., Treasurer
and Principal Accounting Officer